UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 22, 2008
PINNACLE FINANCIAL PARTNERS, INC.

(Exact name of registrant as specified in charter)

Tennessee	000-31225	62-1812853

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

211 Commerce Street, Suite 300, Nashville, Tennessee	37201

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 744-3700
N/A

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.
     On December 22, 2008, Pinnacle Financial Partners, Inc. (the “Company”) sent a notice to its employees that the Pinnacle Financial Partners, Inc. 401(k) Plan (the “Plan”) will be changing service providers and investment fund choices under the Plan. As a result, participants in the Plan will be temporarily unable to (1) change the amount that they contribute under the Plan; (2) change how future contributions to the Plan will be invested; (3) change how their existing account balance in the Plan is invested; (4) request loans, distributions or rollovers; or (5) buy or sell shares of Pinnacle’s common stock within the Plan. This temporary transition period is expected to begin on January 23, 2009 at 3:00 p.m. and is expected to end on February 27, 2009 (the “Blackout Period”).
     On December 22, 2008, in accordance with Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of Securities Exchange Commission Regulation BTR, the Company sent a notice (the “Notice”) to its directors and executive officers informing them that during the Blackout Period, they would generally be prohibited from directly or indirectly purchasing, selling, or otherwise acquiring or transferring, the Company’s common stock or any other equity security or derivative securities of the Company acquired in connection with their employment as an officer or service as a director.
     A copy of the Notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
99.1	Notice to Directors and Executive Officers of Pinnacle Financial Partners, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE FINANCIAL PARTNERS, INC.

By:	/s/ M. Terry Turner

Name:	M. Terry Turner
Title:	Chief Executive Officer
Date: December 23, 2008

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Notice to Directors and Executive Officers of Pinnacle Financial Partners, Inc.